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                                                                      EXHIBIT 16


SCHEDULE 16 CALCULATIONS FOR WARBURG PINCUS TRUST
INTERNATIONAL EQUITY PORTFOLIO
For the Year Ended December 31, 1997
         Non-Annualized
                  Return Without Waivers:
                           ((9,774-10,000)/10,000) = -2.26%

For Inception (6/30/95) thru December 31, 1997
         Annualized
                  Return With Waivers:
                           ((11,535)/10,000) (1/2.50959) -1) = 5.85%

                  Return Without Waivers:
                           ((11,511)/10,000) (1/2.50959) -1) = 5.77%

GROWTH & INCOME PORTFOLIO
For Inception (10/31/97) thru December 31, 1997
         Non-Annualized
                  Return With Waivers:
                           ((10,389-10,000)/10,000) = 3.89%

                  Return Without Waivers:
                           ((10,250-10,000)/10,000) = 2.50%

POST-VENTURE CAPITAL PORTFOLIO
For the Year Ended December 31, 1997
         Non-Annualized
                  Return With Waivers:
                           ((11,334-10,000)/10,000) = 13.34%

                  Return Without Waivers:
                           ((11,301-10,000)/10,000) = 13.01%

For Inception (9/30/96) thru December 31, 1997
         Annualized
                  Return With Waivers:
                           ((11,062/10,000) (1/1.25479) -1) = 8.37%

                  Return Without Waivers:
                           ((11,030/10,000) (1/1.25479) -1) = 8.13%

SMALL COMPANY GROWTH PORTFOLIO
For the Year Ended December 31, 1997
         Non-Annualized
                  Return Without Waivers:
                           (11,573-10,000)/10,000) = 15.73%

For Inception (6/30/95) thru December 31, 1997
         Annualized
                  Return With Waivers:
                           ((16,480/10,000) (1/2.50959) -1) = 22.03%

                  Return Without Waivers:
                           ((16,480/10,000) (1/2.50959) -1) = 22.03%